SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) AUGUST 13, 2004
                                                         ---------------


                              SPEAR & JACKSON, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)



          NEVADA                       000-32013                91-2037081
          ------                       ---------                ----------
 (State of other jurisdiction   (Commission File Number)      (IRS Employer
     or incorporation)                                      Identification No.)


      6001 PARK OF COMMERCE BOULEVARD, SUITE 200, BOCA RATON, FLORIDA 33431
      ---------------------------------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (561) 999-9011
                                                           --------------



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         (i) Sherb & Co., LLP ("Sherb & Co."), by letter dated August 13, 2004, resigned as the independent accountant for Spear & Jackson, Inc. Sherb & Co. had been independent accountant for, and audited the financial statements of, the Company.

         (ii) The reports of Sherb & Co. on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles.

         (iii) In connection with the audits for the two most recent fiscal years and in connection with Sherb & Co.'s review of the subsequent interim period preceding resignation on August 13, 2004, there have been no disagreements between the Company and Sherb & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Sherb & Co., to make a reference thereto in its report on the Company's financial statements for these fiscal years and interim period. During the two most recent fiscal years and prior to the date hereof, the Company had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

         The Company has provided Sherb & Co. with a copy of the disclosures it is making, and requested that Sherb & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Sherb & Co. agrees with the above statements.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits.

                  (16) Letter from Sherb & Co. to the Securities and Exchange Commission to be supplied by amendment



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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SPEAR & JACKSON, INC.



                                       By: /s/ WILLIAM FLETCHER
                                           --------------------
                                           William Fletcher
                                           Interim Chief Executive Officer

DATED:  August 18, 2004



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